EXHIBIT 10.28
ASSIGNMENT AND ACCEPTANCE
          This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between Hunter’s Glen/Ford Ltd. (the “Assignor”) and GTCR Fund VIII, L.P., Fund VIII/B Triad Splitter, L.P. and GTCR Co-Invest II, L.P. (collectively, the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Secured Promissory Note identified below (as may be amended from time to time, the “Promissory Note”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Promissory Note, as of the Effective Date inserted by the Assignor as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as Holder under the Promissory Note and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as Holder) against any person, whether known or unknown, arising under or in connection with the Promissory Note, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including all claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.	Assignor: Hunter’s Glen/Ford Ltd.

2.	Assignee: GTCR Fund VIII, L.P., Fund VIII/B Triad Splitter, L.P. and GTCR Co-Invest II, L.P.

3.	Borrower: Triad Financial Holdings LLC

4.	Promissory Note: The Secured Promissory Note, issued by Triad Financial Holdings LLC on December 31, 2008 to the Assignor.

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for all	Commitment/Loans As-	Percentage Assigned of
Assignee	Lenders	signed	Commitment/Loans
GTCR Fund VIII, L.P.	$17,000,000	$7,198,310	42.343%
Fund VIII/B Triad Splitter, L.P.	$17,000,000	$1,263,270	7.431%
GTCR Co-Invest II, L.P.	$17,000,000	$38,420	0.226%
Effective Date: January 2, 2009.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR: HUNTER’S GLEN/FORD LTD.

By:	/s/ Gary Schultz

Name: Gary Schultz
Title: Vice President

ASSIGNEE:

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini

Name: David A. Donnini
Its: Principal

FUND VIII/B TRIAD SPLITTER, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini

Name: David A. Donnini
Its: Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini

Name: David A. Donnini
Its: Principal

Acknowledged by:
TRIAD FINANCIAL HOLDINGS LLC

By:	/s/ Daniel D. Leonard
Name: Daniel D. Leonard

ANNEX I
          Representations and Warranties.
          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Promissory Note, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Promissory Note, (iii) the financial condition of the Company, any of its subsidiaries or affiliates or any other person obligated in respect of any Promissory Note or (iv) the performance or observance by the Company, any of its subsidiaries or affiliates or any other person of any of their respective obligations under any Promissory Note.
          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Holder under the Promissory Note, (ii) it satisfies the requirements, if any, specified in the Promissory Note that are required to be satisfied by it in order to acquire the Assigned Interest and become a Holder, (iii) from and after the Effective Date, it shall be bound by the provisions of the Promissory Note as Holder thereunder and by the provisions of the Pledge Agreement, dated as of December 31, 2008, by and between the Borrower and the Assignor (the “Pledge Agreement”), and, to the extent of the Assigned Interest, shall have the obligations of a Holder under the Promissory Note and a Beneficiary under the Pledge Agreement and (iv) it has received a copy of the Promissory Note and the Pledge Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Assignor; and (b) agrees that (i) it will, independently and without reliance on the Assignor and, based on such documentation and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Promissory Note and the Pledge Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Promissory Note and the Pledged Agreement are required to be performed by it as a Holder.
          Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.